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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                          --------------------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) September 17, 2001

                               Modem Media, Inc.
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            (Exact name of Registrant as Specified in its Charter)


   Delaware                         0-21935                       06-1464807
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(State or other            (Commission File Number)           (I.R.S. Employer
Jurisdiction of                                              Identification No.)
Incorporation)


                  230 East Avenue, Norwalk, Connecticut 06855
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             (Address of Principal Executive Officers) (Zip Code)


                                (203) 299-7000
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             (Registrant's telephone number, including area code)
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Item 5.        Other Events


On September 17, 2001 Modem Media, Inc. ("Modem Media") filed a Schedule TO pursuant to which it is offering to certain employees who were not eligible to participate in the previous Offer to Exchange (of which options tendered were canceled on May 29, 2001) a choice to cancel stock options granted to them prior to April 17, 2001 with an exercise price greater than $6.00 in exchange for new options to purchase an equal number of the same class of shares. The new options will be granted at least six months and one day from the date that the old options are cancelled. The exercise price of the new options will be the closing price on the date of the grant.

Modem Media commenced the exchange offer on September 17, 2001 and expects to end the exchange offer on October 15, 2001, unless Modem Media extends the offer. As of September 17, 13 employees, holding a total of approximately 110,800 options in the aggregate, will be eligible to participate in this exchange. The current exercise price of those eligible options ranges from $6.50 to $20.63.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                  MODEM MEDIA, INC.


                                  /s/ Sloane Levy


                                  Name:  Sloane Levy
                                  Title: Senior Vice President, General Counsel,
                                         Human Resources and Corporate Secretary


Dated: September 17, 2001

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